UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Agreement.

The information set forth below in Item 1.03 in this Current Report on Form 8-K under the caption “Debtor-In-Possession Credit Facility” is hereby incorporated by reference in this Item 1.01.

Item 1.03. Bankruptcy Or Receivership.

Voluntary Petitions for Bankruptcy

On April 20, 2022, GWG Holdings, Inc. (the “Company”) and certain of its subsidiaries of the Company (such subsidiaries, each a “Debtor,” and together with the Company, the “Debtors”) filed a voluntary petition for reorganization under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) (the “Chapter 11 Cases”). The Debtors are seeking to jointly administer the Chapter 11 Cases under the caption “In re: GWG HOLDINGS, INC., et al.” at case no. 22-90032. The subsidiaries that are Debtors in the Chapter 11 Cases are GWG Life, LLC and GWG Life USA, LLC.

The Debtors expect to continue their operations in the ordinary course of business during the pendency of the Chapter 11 Cases. To ensure ordinary course operations, the Debtors have filed motions seeking orders from the Bankruptcy Court approving a variety of “first day” motions. No trustee has been appointed and each Debtor will continue to operate its business as a “debtor-in-possession” (DIP) subject to the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Debtor-In-Possession Credit Facility

On April 20, 2022 and prior to the commencement of the Chapter 11 Cases, the Company negotiated a Superpriority Secured Debtor In Possession Credit Agreement (the “DIP Credit Agreement”) with the Company and GWG Life, LLC, as borrowers, GWG Life USA, LLC, GWG MCA Capital, Inc., GWG DLP Funding V Holdings, LLC and GWG DLP Funding V, LLC, as guarantors, National Founders LP, as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto (the “Lenders”) pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the Lenders have agreed to provide a multiple draw term loan facility in an aggregate principal amount expected to be approximately $65 million.

The maturity date of the DIP Credit Agreement is expected to be six months from the filing of the Chapter 11 Cases, and borrowings under the DIP Credit Agreement are expected to bear interest at Base Rate (as defined in the DIP Credit Agreement) plus 9.0% per annum for a Base Rate Loan (as defined in the DIP Credit Agreement) or Adjusted Term SOFR (as defined in the DIP Credit Agreement) plus 10.0% per annum for a Term SOFR Loan (as defined in the DIP Credit Agreement). The DIP Credit Agreement is expected to be secured by substantially all of the assets of the borrowers and the guarantor and will constitute “Senior Debt” for purposes of the Company’s Amended and Restated Indenture, dated as of October 23, 2017, among the Company, GWG Life, LLC and Bank of Utah, as trustee (as amended, the “Indenture”). As a result, the L Bonds issued under the Indenture, which includes the L Bonds, the Seller Trust L Bonds and the Liquidity Bonds, will be subordinated to the obligations under the DIP Credit Agreement to the extent provided by the subordination provisions of the Indenture.

The DIP Credit Agreement includes conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size. The proceeds of all or a portion of the DIP Credit Agreement may be used for, among other things, general corporate purposes, including working capital and permitted acquisitions, administrative costs, premiums, expenses and fees of the transactions contemplated by the Chapter 11 Cases, for payment of court approved adequate protection obligations and other such purposes consistent with the DIP Credit Agreement.

The Company is seeking Bankruptcy Court approval (at the final hearing on the DIP Credit Agreement) of an option held by the Lenders (the “DLP VII Option”), under which the Lenders could elect to effectively refinance in full of the existing secured credit facilities of GWG DLP Funding IV, LLC and GWG DLP Funding VI, LLC to a new credit facility at (and transfer the entire life insurance policy portfolios to) a newly formed non-debtor special purpose vehicle (GWG DLP Funding VII, LLC). Exercise of the DLP VII Option would also be expected to result in payment in full of amounts then owing by the Debtors under the DIP Credit Agreement, thus satisfying the Debtors’ obligations under the DIP Credit Agreement in full and allowing the Debtors to keep the proceeds of the DIP Credit Agreement to fund expenses in the Chapter 11 Cases, pay employees and other post-petition service providers.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the form of DIP Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the final terms of the DIP Credit Agreement as may be approved by the Bankruptcy Court.

Item 2.04. Triggering Events that Accelerate/Increase Direct Financial Obligation or Off-Balance Sheet Arrangement Obligation.

The text set forth in Item 1.03 of this Current Report on Form 8-K regarding the bankruptcy filing is incorporated into this item by reference. The bankruptcy filing described above constituted an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct financial obligations of the Company and certain of its subsidiaries (the “Debt Instruments”). The Debt Instruments include $1.627 billion in aggregate principal amount of outstanding L Bonds, including the Seller Trust L Bonds and Liquidity Bonds, issued pursuant to the Indenture.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal, accrued and unpaid interest and certain other amounts due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and, in the case of the L Bonds, the subordination provisions of the Indenture.

Item 7.01. Regulation FD Disclosure.

Press Release

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on April 20, 2022, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent, Donlin Recano & Company, at their website at https://www.donlinrecano.com/gwg, or by calling 1 (888) 508-2507 (toll-free) or by email at gwginfo@donlinrecano.com.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the Debtors’ ability to consummate and complete a plan of reorganization and their ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Debtors’ ability to successfully complete a restructuring under Chapter 11, including: consummation of a plan of reorganization; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Debtors’ ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the any plan of reorganization or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties resulting from the Chapter 11 Cases; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of any plan of reorganization and the DIP Credit Agreement; the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Superpriority Secured Debtor In Possession Credit Agreement
99.1	Press Release of the Company dated April 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: April 20, 2022	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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